UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2010

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Explanatory Note

On December 17, 2009, The Shaw Group Inc. ("Shaw," "Company," "we," "us," "our") filed with the Securities and Exchange Commission and commenced mailing to our shareholders a Proxy Statement ("Proxy") in connection with our Board of Directors’ ("Board") solicitation of proxies for use at the Annual Meeting of Shareholders to be held on January 26, 2010, and at any continuations, adjournments or postponements thereof. Since the filing, several commercial proxy advisory services issued opinions analyzing our Proxy, thus prompting us to submit additional information on Form 8-K for the sole purpose of supplementing a disclosure included in our Proxy. The information and disclosures included in our Proxy remain accurate.

Item 8.01 Other Events

In the Proxy under the ‘Corporate Governance’ heading Shaw discloses our Board’s consideration of certain immaterial transactions, relationships and arrangements in determining director independence. Specifically, under item (b) on page nine, we disclose that in the ordinary course of business, Shaw and a publicly held company for which Director Michael Mancuso serves as an executive officer, have subsidiaries engaged in a joint venture which services a U.S. government contract that was awarded to the joint venture by competitive bid. The joint venture was formed before Mr. Mancuso became an executive officer of our joint venture partner’s parent company, servicing the government contract is the joint venture’s only business, payments made by the joint venture to Shaw or to the entity for which Mr. Mancuso is an executive officer have not exceeded (and are not expected to exceed) the greater of 1% of either company’s consolidated gross revenue or $1 million. Mr. Mancuso does not serve and never has served as a director, officer or employee of the joint venture or either subsidiary forming the joint venture.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

January 12, 2010	By:	John Donofrio

Name: John Donofrio
Title: Executive Vice President, General Counsel and Corporate Secretary